Exhibit 10.2

                                   ASSIGNMENT

     I, Jason Gray, whose full post office address is 11139 - 157 ave, Edmonton, AB, T5X 4V1, Canada, in consideration of $0 (no comparable value known) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge do assign to PINGIFY INTERNATIONAL INC., whose full postal office is Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB., T5J 3R8, Canada, all my interest in the United States, Canada and in all other countries in and to the domains PINGIFY.COM and PINGIFY.NET and ALL RELATED PING ME! SOFTWARE CODE; and hereby covenant and agree to do all such lawful acts and things and to execute without further consideration such further lawful assignments, documents, assurances, applications, and other instruments as may reasonable be required by said assignee, its successors, assigns or legal representatives, to obtain any and all Letters Patent for said invention and vest the same in said assignee, its successors, assigns or legal representatives.

     I, JASON GRAY, whose full post office address is 11139 - 157 ave, Edmonton, AB, T5X 4V1, Canada, in consideration of $0 (no comparable value known) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge do assign to PINGIFY INTERNATIONAL INC., whose full postal office is Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB., T5J 3R8, Canada, all my interest in the United States, Canada and in all other countries in and to my invention relating to a REAL TIME ONLINE SEARCHING, as fully described and claimed in my United States provisional application for a patent for such invention, filed JULY 26, 2011, Serial No. 61/511,687, together with the entire right, title and interest in and to said applications, the right to claim priority therefrom under the International Convention, and any and all Letters Patent which may issue or be re-issued for said invention to the full end of the term for which each said Letters Patent may be granted; and hereby authorize the issuance to said assignee of any and all said Letters Patent not already issued as the assignee of the entire right, title and interest in and to the same, for the sole use and benefit of said assignee, its successors, assigns or legal representatives; and hereby covenant and agree to do all such lawful acts and things and to execute without further consideration such further lawful assignments, documents, assurances, applications, and other instruments as may reasonable be required by said assignee, its successors, assigns or legal representatives, to obtain any and all Letters Patent for said invention and vest the same in said assignee, its successors, assigns or legal representatives.


Signed at ____________________________ this ______ day of ________________, 2012


/s/                                          /s/ Jason Gray
--------------------------------             --------------------------------
WITNESS                                      Jason Gray